EXHIBIT 20.1

                                           Subsidiary Guarantees of Debt

The company's Senior Notes, Senior Subordinated Notes and Senior Credit Facility agreements are guaranteed on a full, unconditional and joint and several basis by certain of the company's wholly owned domestic subsidiaries.
The following is condensed, consolidating financial information for the company, segregating the guarantor subsidiaries and non-guarantor subsidiaries, as of July 1, 2001, and December 31, 2000, and for the six-month periods ended July 1, 2001, and July 2, 2000 (in millions of dollars). The presentation of certain prior-year amounts has been changed in order to conform to the current-year presentation. Separate financial statements for the guarantor subsidiaries and the non-guarantor subsidiaries are not presented because management has determined that such financial statements would not be material to investors.

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                          July 1, 2001
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 ASSETS
 Current assets
   Cash and temporary investments          $       7.5    $       0.4    $       17.0      $        -     $       24.9
   Accounts receivable, net                        1.0          286.6            41.7               -            329.3
   Inventories, net                                -            452.6           114.0               -            566.6
   Deferred income tax benefits and
     prepaid expenses                            269.9           86.7             2.1            (255.1)         103.6
                                          -------------  -------------- ----------------  -------------- --------------
     Total current assets                        278.4          826.3           174.8            (255.1)       1,024.4
                                          -------------  -------------- ----------------  -------------- --------------

 Property, plant and equipment, at cost           24.9        1,553.6           272.1               -          1,850.6
 Accumulated depreciation                        (13.7)        (820.3)         (123.8)              -           (957.8)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  11.2          733.3           148.3               -            892.8
                                          -------------  -------------- ----------------  -------------- --------------

 Investments in subsidiaries                   1,575.8           45.9             9.8          (1,631.5)           -
 Investments in affiliates                         7.7           15.2            41.6               -             64.5
 Goodwill, net                                     -            315.7            31.9               -            347.6
 Other assets                                     82.8           45.4            21.2               -            149.4
                                          -------------  -------------- ----------------  -------------- --------------
     Total Assets                          $   1,955.9    $   1,981.8    $      427.6      $   (1,886.6)  $    2,478.7
                                          =============  ============== ================  ============== ==============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current portion
     of long-term debt                     $      64.9    $       -      $       91.8      $        -     $      156.7
   Accounts payable                                6.8          245.2            56.3               -            308.3
   Accrued employee costs and other
     current liabilities                          48.2          337.4            66.1            (255.1)         196.6
                                          -------------  -------------- ----------------  -------------- --------------
     Total current liabilities                   119.9          582.6           214.2            (255.1)         661.6

   Long-term debt                              1,027.5           10.1             -                 -          1,037.6
   Intercompany borrowings                       159.3          474.3            65.3            (698.9)           -
   Employee benefit obligations,
     deferred income taxes and other             131.5           64.2            55.3               -            251.0
                                          -------------  -------------- ----------------  -------------- --------------
     Total liabilities                         1,438.2        1,131.2           334.8            (954.0)       1,950.2
                                          -------------  -------------- ----------------  -------------- --------------
 Contingencies
 Minority interests                                -              -              10.8               -             10.8
                                          -------------  -------------- ----------------  -------------- --------------
 Shareholders' Equity:
   Series B ESOP Convertible Preferred
     Stock                                        51.0            -               -                 -             51.0
   Convertible preferred stock                     -              -             179.6            (179.6)           -
   Unearned compensation - ESOP                   (5.4)           -               -                 -             (5.4)
                                          -------------  -------------- ----------------  -------------- --------------
     Preferred shareholders' equity               45.6            -             179.6            (179.6)          45.6
                                          -------------  -------------- ----------------  -------------- --------------

   Common stock                                  460.8          724.4           239.1            (963.5)         460.8
   Retained earnings (deficit)                   376.3          129.4          (313.6)            184.2          376.3
   Accumulated other comprehensive loss          (28.4)          (3.2)          (23.1)             26.3          (28.4)
   Treasury stock, at cost                      (336.6)           -               -                 -           (336.6)
                                          -------------  -------------- ----------------  -------------- --------------
     Common shareholders' equity (deficit)       472.1          850.6           (97.6)           (753.0)         472.1
                                          -------------  -------------- ----------------  -------------- --------------
        Total shareholders' equity               517.7          850.6            82.0            (932.6)         517.7
                                          -------------  -------------- ----------------  -------------- --------------
     Total Liabilities and Shareholders'
        Equity                             $   1,955.9    $   1,981.8    $      427.6      $   (1,886.6)  $    2,478.7
                                          =============  ============== ================  ============== ==============

                                                                   CONSOLIDATED BALANCE SHEET
                                          -----------------------------------------------------------------------------
                                                                       December 31, 2000
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 ASSETS
 Current assets
   Cash and temporary investments          $      12.3    $       0.2    $       13.1      $        -     $       25.6
   Accounts receivable, net                        3.0          171.4            55.8               -            230.2
   Inventories, net                                -            498.8           128.7               -            627.5
   Deferred income tax benefits and
     prepaid expenses                            197.5          114.7             6.2            (232.4)          86.0
                                          -------------  -------------- ----------------  -------------- --------------
     Total current assets                        212.8          785.1           203.8            (232.4)         969.3
                                          -------------  -------------- ----------------  -------------- --------------

 Property, plant and equipment, at cost           25.8        1,534.8           340.6               -          1,901.2
 Accumulated depreciation                        (15.2)        (768.2)         (114.1)              -           (897.5)
                                          -------------  -------------- ----------------  -------------- --------------
                                                  10.6          766.6           226.5               -          1,003.7
                                          -------------  -------------- ----------------  -------------- --------------
 Investments in subsidiaries                   1,476.5          340.0             9.8          (1,826.3)           -
 Investments in affiliates                         7.8           15.7            57.7               -             81.2
 Goodwill, net                                     -            338.8            98.0               -            436.8
 Other assets                                     81.0           43.9            33.9               -            158.8
                                          -------------  -------------- ----------------  -------------- --------------
     Total Assets                          $   1,788.7    $   2,290.1    $      629.7      $   (2,058.7)  $    2,649.8
                                          =============  ============== ================  ============== ==============
 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities
   Short-term debt and current portion
     of long-term debt                     $      67.2    $       -      $       58.5      $        -     $      125.7
   Accounts payable                                7.4          262.8            61.9               -            332.1
   Accrued employee costs and other
     current liabilities                          45.5          349.5            38.7            (232.4)         201.3
                                          -------------  -------------- ----------------  -------------- --------------
     Total current liabilities                   120.1          612.3           159.1            (232.4)         659.1

   Long-term debt                              1,001.5           10.1             -                 -          1,011.6
   Intercompany borrowings                      (142.1)          59.8            82.3               -              -
   Employee benefit obligations,
     deferred income taxes and other             126.8           98.5            56.5               -            281.8
                                          -------------  -------------- ----------------  -------------- --------------
     Total liabilities                         1,106.3          780.7           297.9            (232.4)       1,952.5
                                          -------------  -------------- ----------------  -------------- --------------
 Contingencies
 Minority interests                                -              -              14.9               -             14.9
                                          -------------  -------------- ----------------  -------------- --------------
 Shareholders' Equity:
   Series B ESOP Convertible Preferred
     Stock                                        53.4            -               -                 -             53.4
   Convertible preferred stock                     -              -             179.6            (179.6)           -
   Unearned compensation - ESOP                  (10.6)           -               -                 -            (10.6)
                                          -------------  -------------- ----------------  -------------- --------------
     Preferred shareholders' equity               42.8            -             179.6            (179.6)          42.8
                                          -------------  -------------- ----------------  -------------- --------------

   Common stock                                  443.9        1,155.7           239.7          (1,395.4)         443.9
   Retained earnings (deficit)                   529.3          355.7           (78.6)           (277.1)         529.3
   Accumulated other comprehensive loss          (29.7)          (2.0)          (23.8)             25.8          (29.7)
   Treasury stock, at cost                      (303.9)           -               -                 -           (303.9)
                                          -------------  -------------- ----------------  -------------- --------------
     Common shareholders' equity                 639.6        1,509.4           137.3          (1,646.7)         639.6
                                          -------------  -------------- ----------------  -------------- --------------
        Total shareholders' equity               682.4        1,509.4           316.9          (1,826.3)         682.4
                                          -------------  -------------- ----------------  -------------- --------------
     Total Liabilities and Shareholders'
        Equity                             $   1,788.7    $   2,290.1    $      629.7      $   (2,058.7)  $    2,649.8
                                          =============  ============== ================  ============== ==============

                                                               CONSOLIDATED STATEMENT OF EARNINGS
                                          -----------------------------------------------------------------------------
                                                             For the Six Months Ended July 1, 2001
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Net sales                                   $     -       $  1,752.3     $     202.1       $    (111.8)    $  1,842.6
 Costs and expenses
   Cost of sales (excluding
     depreciation and amortization)                -          1,512.4           173.1            (111.8)       1,573.7
   Depreciation and amortization                   1.1           64.0            12.0               -             77.1
   Business consolidation costs                    -             16.0           237.7               -            253.7
   Selling and administrative                      4.7           43.6            12.6               -             60.9
   Receivable securitization fees and
     product development                           -              7.2            (0.2)              -              7.0
   Interest expense                               26.9           17.3             2.7               -             46.9
   Equity in net results of subsidiaries         193.9            -               -              (193.9)           -
   Corporate allocations                         (24.8)          24.8             -                 -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                 201.8        1,685.3           437.9            (305.7)       2,019.3
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) before taxes                   (201.8)          67.0          (235.8)            193.9         (176.7)
 Provision for taxes                              58.2          (25.6)           (1.7)              -             30.9
 Minority interests                                -              -               1.2               -              1.2
 Equity in net results of affiliates               -             (0.3)            1.3               -              1.0
                                          -------------  -------------- ----------------  -------------- --------------
 Net earnings (loss)                            (143.6)          41.1          (235.0)            193.9         (143.6)
 Preferred dividends, net of tax                  (1.2)           -               -                 -             (1.2)
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) attributable to common
   shareholders                              $  (144.8)    $     41.1     $    (235.0)      $     193.9     $   (144.8)
                                          =============  ============== ================  ============== ==============

                                                               CONSOLIDATED STATEMENT OF EARNINGS
                                          -----------------------------------------------------------------------------
                                                             For the Six Months Ended July 2, 2000
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------

 Net sales                                   $     -       $  1,737.6     $     219.7       $    (116.3)    $  1,841.0
 Costs and expenses
   Cost of sales (excluding
     depreciation and amortization)                -          1,478.8           182.2            (116.3)       1,544.7
   Depreciation and amortization                   1.1           63.4            14.8               -             79.3
   Business consolidation costs                    2.3           22.1            59.0               -             83.4
   Selling and administrative                      5.2           47.1            13.7               -             66.0
   Receivable securitization fees and
     product development                           -              7.3             0.1               -              7.4
   Interest expense                               38.2            6.9             2.1               -             47.2
   Equity in net results of subsidiaries          (4.1)           -               -                 4.1            -
   Corporate allocations                         (25.3)          25.3             -                 -              -
                                          -------------  -------------- ----------------  -------------- --------------
                                                  17.4        1,650.9           271.9            (112.2)       1,828.0
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) before taxes                    (17.4)          86.7           (52.2)             (4.1)          13.0
 Provision for taxes                              22.2          (33.0)            3.4               -             (7.4)
 Minority interests                                -              -               2.4               -              2.4
 Equity in net results of affiliates              (0.2)          (0.3)           (2.9)              -             (3.4)
                                          -------------  -------------- ----------------  -------------- --------------
 Net earnings (loss)                               4.6           53.4           (49.3)             (4.1)           4.6
 Preferred dividends, net of tax                  (1.3)           -               -                 -             (1.3)
                                          -------------  -------------- ----------------  -------------- --------------
 Earnings (loss) attributable to common
   shareholders                              $     3.3     $     53.4     $     (49.3)      $      (4.1)    $      3.3
                                          =============  ============== ================  ============== ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                             For the Six Months Ended July 1, 2001
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation    Subsidiaries    Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 Cash Flows from Operating Activities
   Net earnings (loss)                       $  (143.6)    $     41.2     $    (235.1)      $     193.9     $   (143.6)

   Noncash charges to net earnings:
     Depreciation and amortization                 1.0           64.0            12.1               -             77.1
     Business consolidation costs                  -             16.0           235.2               -            251.2
     Deferred income taxes                       (15.1)          22.5             0.8               -              8.2
     Equity in net results of
        subsidiaries                             193.9            -               -              (193.9)           -
     Other, net                                    5.0          (20.5)           (1.5)              -            (17.0)
     Changes in working capital
        components                               (51.3)        (122.3)          (15.8)              -           (189.4)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          operating activities                   (10.1)           0.9            (4.3)              -            (13.5)
                                          -------------  -------------- ----------------  -------------- --------------
 Cash Flows from Investing Activities
   Additions to property, plant and
     equipment                                    (1.4)         (26.7)           (9.1)              -            (37.2)
   Investments in and advances to
     affiliates, net of dividends                  7.9            9.1           (17.0)              -              -
   Incentive loan receipts and other, net         (1.6)          16.9             2.3               -             17.6
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          investing activities                     4.9           (0.7)          (23.8)              -            (19.6)
                                          -------------  -------------- ----------------  -------------- --------------
 Cash Flows from Financing Activities
   Long-term borrowings                           55.0            -               -                 -             55.0
   Repayments of long-term borrowings            (26.0)           -               -                 -            (26.0)
   Change in short-term borrowings                 -              -              31.9               -             31.9
   Common and preferred dividends                (10.2)           -               -                 -            (10.2)
   Proceeds from issuance of common
     stock under various employee and
     shareholder plans                            16.6            -               -                 -             16.6
   Acquisitions of treasury stock                (32.6)           -               -                 -            (32.6)
   Other, net                                     (2.4)           -               0.1               -             (2.3)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          financing activities                     0.4            -              32.0               -             32.4
                                          -------------  -------------- ----------------  -------------- --------------
 Net Change in Cash and Temporary
   Investments                                    (4.8)           0.2             3.9               -             (0.7)
 Cash and Temporary Investments -
   Beginning of Period                            12.3            0.2            13.1               -             25.6
                                          -------------  -------------- ----------------  -------------- --------------
 Cash and Temporary Investments -
   End of Period                             $     7.5     $      0.4     $      17.0       $       -       $     24.9
                                          =============  ============== ================  ============== ==============

                                                              CONSOLIDATED STATEMENT OF CASH FLOWS
                                          -----------------------------------------------------------------------------
                                                             For the Six Months Ended July 2, 2000
                                          -----------------------------------------------------------------------------
                                              Ball         Guarantor     Non-Guarantor     Eliminating   Consolidated
                                          Corporation     Subsidiaries   Subsidiaries      Adjustments       Total
                                          -------------  -------------- ----------------  -------------- --------------
 Cash Flows from Operating Activities
   Net earnings (loss)                       $     4.6     $     53.4     $     (49.2)      $      (4.2)    $      4.6
   Noncash charges to net earnings:
     Depreciation and amortization                 1.1           63.4            14.8               -             79.3
     Business consolidation costs                  2.3           22.1            56.9                             81.3
     Deferred income taxes                        (2.8)          (4.3)           (6.1)                           (13.2)
     Equity in net results of
        subsidiaries                              (4.2)           -               -                 4.2            -
     Other, net                                    3.2           (6.2)            0.9               -             (2.1)
     Changes in working capital
        components                               (36.7)        (135.4)          (18.0)              -           (190.1)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          operating activities                   (32.5)          (7.0)           (0.7)              -            (40.2)
                                          -------------  -------------- ----------------  -------------- --------------
 Cash Flows from Investing Activities
   Additions to property, plant and
     equipment                                    (0.5)         (40.7)           (5.0)              -            (46.2)
   Investments in and advances to
     affiliates, net                              (9.9)          28.8           (18.9)              -              -
   Other, net                                      3.0           32.9             2.5               -             38.4
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          investing activities                    (7.4)          21.0           (21.4)              -             (7.8)
                                          -------------  -------------- ----------------  -------------- --------------
 Cash Flows from Financing Activities
   Long-term borrowings                           60.0            -               -                 -             60.0
   Repayments of long-term borrowings            (18.5)         (13.9)            -                 -            (32.4)
   Change in short-term borrowings                25.0            -              24.1               -             49.1
   Common and preferred dividends                (10.9)           -               -                 -            (10.9)
   Net proceeds from issuance of common
     stock under various employee and
     shareholder plans                            21.3            -               -                 -             21.3
   Acquisitions of treasury stock                (37.6)           -               -                 -            (37.6)
   Other, net                                     (1.4)           -              (1.1)              -             (2.5)
                                          -------------  -------------- ----------------  -------------- --------------
        Net cash provided by (used in)
          financing activities                    37.9          (13.9)           23.0               -             47.0
                                          -------------  -------------- ----------------  -------------- --------------
 Net Change in Cash and Temporary
   Investments                                    (2.0)           0.1             0.9               -             (1.0)
 Cash and Temporary Investments -
   Beginning of Period                            13.6            0.2            22.0               -             35.8
                                          -------------  -------------- ----------------  -------------- --------------
 Cash and Temporary Investments -
   End of Period                             $    11.6     $      0.3     $      22.9       $       -       $     34.8
                                          =============  ============== ================  ============== ==============